MEZZANINE PROMISSORY NOTE

$10,000,000.00

Date: July 24, 2026

1.                  PROMISE TO PAY. FOR VALUE RECEIVED, the undersigned BLOCK 40 HOLDCO LLC, a Delaware limited liability company (“Borrower”), hereby unconditionally promises to pay to 1818 MEZZ LENDER LLC, a Delaware limited liability company (together with its successors and/or assigns, “Lender”), by such means or at such places as may be designated in writing by Lender, the principal sum of up to Ten Million and 00/100 Dollars ($10,000,000.00) or so much thereof as may from time to time be owing under this Mezzanine Promissory Note (as the same may be further amended, supplemented, restated, replaced or otherwise modified from time to time, this “Note”) by reason of Advances by Lender to or for the benefit or account of Borrower, with Interest (as defined below) thereon, per annum, at the rate or rates of Interest hereinafter set forth payable in the following manner and on the following terms. All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds without offset, deduction or counterclaim of any kind.

Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement. For purposes of this Note the following terms shall have the following meanings:

“Benchmark” shall have the meaning given to such term in the definition of “Term SOFR Rate.”

“Board” shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Business Day” means any day, except a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close.

“Contract Rate” shall have the meaning ascribed to it in Section 2.1 below.

“Default Rate” shall have the meaning ascribed to it in Section 2.2 below.

“Effective Date” shall have the meaning ascribed to it in the Loan Agreement.

“Margin Change Date” shall mean the date that Borrower makes the Replenishment Deposit pursuant to Section 3.6 of the Loan Agreement.

“Loan Agreement” shall mean that certain Mezzanine Loan Agreement of even date herewith between Borrower and Lender, as the same may be amended, modified, supplemented or replaced from time to time.

“Loan Documents” shall have the meaning ascribed to it in the Loan Agreement.

“Principal” shall mean the sums of money disbursed by the Lender pursuant to this Note and the terms and conditions of the Loan Agreement and any additional Loan Document from time to time.

“Principal Balance” shall mean the amount of Principal remaining unpaid from time to time.

“Rate Change Date” shall mean the seventh (7th) day of each calendar month.

“SOFR” means the secured overnight financing rate which is published by the Board or any committees convened by the Board.

“Term SOFR” means a forward-looking term rate based on SOFR and recommended by the Board.

“Term SOFR Administrator’s Website” means the website or any successor source for Term SOFR identified by CME Group Benchmark Administration Ltd. (or a successor administrator of Term SOFR).

“Term SOFR Margin” means 1,200 basis points (12.00%)); provided, however, that from and after the Margin Change Date, the Term SOFR Margin shall be reduced to 1,050 basis points (10.50%).

“Term SOFR Rate” means the greater of (a) three and one-half percent (3.50%) and (b) the one-month forward-looking term rate based on SOFR quoted by Lender from the Term SOFR Administrator’s Website (or other commercially available source providing such quotations as may be selected by Lender from time to time), which shall be that one-month Term SOFR rate in effect two (2) Business Days prior to the Rate Change Date; provided that if the Term SOFR rate is not published on such Business Day due to a holiday or other circumstance that Lender deems in its sole discretion to be temporary, the applicable Term SOFR rate shall be the Term SOFR rate last published prior to such Business Day. If the initial advance under this Note occurs other than on the Rate Change Date, the initial one-month Term SOFR rate shall be that one-month Term SOFR rate in effect two (2) Business Days prior to the later of (a) the immediately preceding Rate Change Date and (b) the Effective Date, which rate shall be in effect until the next Rate Change Date. If Lender has determined in its sole but reasonable discretion that (i) the administrator of Term SOFR, or any relevant agency or authority for such administrator of Term SOFR (or any substitute index which replaces Term SOFR (Term SOFR or such replacement, the “Benchmark”)), has announced that such Benchmark will no longer be provided, (ii) any relevant agency or authority has announced that such Benchmark is no longer representative of Lender’s costs to maintain the Loan, or (iii) that any circumstance exists such that such Benchmark has become unavailable, is no longer representative of Lender’s costs to maintain the Loan, or has ceased to exist, in Lender’s sole but reasonable discretion, Lender will replace such Benchmark with a replacement rate in a manner consistent with Lender’s treatment of other similarly situated loans. In the case of a replacement rate other than Term SOFR, Lender may add a spread adjustment and/or adjust the Term SOFR Margin, as selected by the Lender, taking into consideration any selection or recommendation of a replacement rate by any other relevant agency or authority, and evolving or prevailing market practice. The replacement benchmark shall be deemed to be “Term SOFR Rate” for purposes of determining the Contract Rate and Default Rate pursuant to Section 2 herein from and after the immediately succeeding Rate Change Date following the date on which Lender gives written notice to Borrower thereof. In connection with the selection and implementation of any such replacement rate, Lender may make any technical, administrative or operational changes that Lender decides in good faith may be appropriate to reflect the adoption and implementation of such replacement rate and consistent with evolving or prevailing market practices. Lender does not warrant or accept any responsibility for the administration or submission of, or any other matter related to, Term SOFR or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation whether any such alternative, successor or replacement rate will have the same value as, or be economically equivalent to, Term SOFR. Lender’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

2

2.                  INTEREST RATE. The Principal Balance of this Note outstanding at the close of each day shall bear interest (“Interest”) at the following per annum rate of interest based on a 360-day year and charged on the basis of actual days elapsed:

2.1              Contract Rate. Subject to Section 2.2 below, the Loan will bear interest at a per annum rate equal to the sum of (i) the Term SOFR Rate, which interest rate shall change on each Rate Change Date and shall apply to all interest accrued on and after such Rate Change Date until changed at the next successive Rate Change Date, plus (ii) the Term SOFR Margin (“Contract Rate”); provided however that prior to the Margin Change Date, the Contract Rate shall never be less than fourteen and one-half percent (14.50%), and from and after the Margin Change Date, the Contract Rate shall never be less than fourteen percent (14.00%) which will apply regardless of fluctuations in Term SOFR Rate that would otherwise cause the Contract Rate to be less than such floor rates..

2.2              Default Rate. From and after the Maturity Date (as may be extended pursuant to the terms of the Loan Agreement), and/or upon the occurrence and during the continuance of an Event of Default (as defined in the Loan Agreement) under the Loan Agreement or under any of the other Loan Documents, then at the option of Lender, all sums owing on this Note shall bear interest at a rate per annum equal to the lesser of (i) the maximum lawful rate of interest permitted to be paid on the Loan or (ii) ten percent (10.00%) plus the applicable Contract Rate (“Default Rate”) whether or not the Lender has exercised its option to accelerate the maturity of the Loan and declare the entire Principal Balance due and payable. To the extent permitted by law, the Default Rate shall apply both before and after any judgment on the Indebtedness (hereinafter defined).

3.                  TERMS OF PAYMENT. This Note shall be payable as follows:

3.1              Interest-Only Payments. Borrower shall make a payment to Lender of Interest only on the Effective Date for the period from (and including) the Effective Date through (and including) the sixth (6th) day of the calendar month immediately following the Effective Date; provided, however, if the Effective Date is the seventh (7th) day of a calendar month, no such separate payment of Interest shall be due. Commencing on September 7, 2026, and continuing on the seventh (7th) day of each month thereafter (or the first Business Day thereafter if the seventh (7th) calendar day of such month is not a Business Day) through and including the Maturity Date (as may be extended pursuant to the terms of the Loan Agreement) (each a “Monthly Payment Date”), Borrower shall pay an amount equal to the Interest then accrued and unpaid on the Principal Balance computed at the interest rate described in Section 2 above.

3.2              Maturity Date. On the Maturity Date, as may be extended pursuant to the terms of the Loan Agreement, the entire Principal Balance plus accrued Interest and all other charges and sums due under this Note shall be due and payable in full.

3

4.                  EXIT FEE. In addition to all required Principal and Interest payments on this Note, Borrower shall also pay to Lender the Exit Fee in accordance with the terms of the Loan Agreement.

5.                  SECURED NOTE. This Note is secured by, among other things, that certain Pledge and Security Agreement (as defined in the Loan Agreement), and the other Loan Documents.

6.                  LATE CHARGE. If any interest or principal payment required hereunder (other than the payment of the Principal Balance on the Maturity Date or upon acceleration) is not received by Lender (whether by direct debit or otherwise) on or before the fifth (5th) Business Day following each Monthly Payment Date, Borrower shall pay, at Lender’s option, a late or collection charge equal to four and five-tenths percent (4.50%) of the amount of such unpaid payment (“Late Charge”); provided, however, no such Late Charge shall be due as a result of Lender's failure to attempt to auto-debit from an applicable Reserve Account despite sufficient funds being available or during the continuance of a Cash Sweep Period in such applicable Reserve Account.

7.                  PREPAYMENT. The Principal Balance of the Note may be prepaid, in whole, subject to the terms of the Loan Agreement.

8.                  ACCELERATION. Upon the occurrence and during the continuance of an Event of Default, Lender may, at its sole option, declare all sums owing under this Note immediately due and payable; provided, however, that if any Loan Document provides for automatic acceleration of payment of sums owing hereunder, all sums owing hereunder shall be automatically due and payable in accordance with the terms of that Loan Document.

9.                  MISCELLANEOUS.

9.1              Notices. All notices or other communications required or permitted to be given pursuant to this Note shall be given to the parties at the address and in the manner provided for in the Loan Agreement.

9.2              Waiver of Right to Trial By Jury. TO THE EXTENT PERMITTED BY APPLICABLE STATE LAW, EACH PARTY TO THIS NOTE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

4

9.3              Waivers.

(i)                 Borrower hereby waives presentment for payment, protest, notice of non-payment and notice of dishonor.

(ii)              Borrower hereby consents, without affecting its liability, to the Lender granting, with written notice, any extension of time for payment of any sum or sums due hereunder or under the Loan Documents or for the performance of any covenant, condition or agreement contained herein or therein, or to the Lender taking or releasing or subordinating any security for the Loan evidenced hereby, or to Lender’s acceptance of additional security of any kind, or to Lender’s release of, or resort to, any party liable for payment hereof, and agrees that such action will in no way release or discharge the liability of Borrower, whether or not granted or done with the consent of Borrower.

(iii)            Borrower hereby waives and renounces, to the extent permitted by applicable law, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now provided, or which may hereafter be provided, by the Constitution or laws of the United States of America or the State of Florida, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note and the Loan Documents.

9.4              Time. Time is of the essence of each and every term herein.

9.5              Governing Law and Consent to Jurisdiction. This Note shall be governed in accordance with the terms and provisions of Section 13.14 of the Loan Agreement.

9.6              Commercial Use; Maximum Rate Permitted By Law. Borrower hereby represents that the Loan is for commercial use and not for personal, family or household purposes. Borrower agrees to an effective rate of Interest that is the rate stated in this Note plus any additional rate of Interest resulting from any other charges in the nature of Interest within the meaning of applicable state statutes paid or to be paid by or on behalf of Borrower, or any benefit received or to be received by Lender, in connection with this Note. It is the specific intent of Borrower and Lender that this Note bear a lawful rate of interest, and if any court of competent jurisdiction should determine that the rate herein provided for exceeds that which is statutorily permitted for the type of transaction evidenced hereby, the interest rate shall be reduced to the highest rate permitted by applicable law, with any excess interest heretofore collected being applied against Principal or, if such Principal has been fully repaid, returned to Borrower on demand.

9.7              Lender’s Damages. Borrower recognizes that the occurrence and continuance of any Event of Default hereunder or under any other Loan Document, will require Lender to incur additional expense in servicing and administering the Loan, in loss to Lender of the use of the money due and in frustration to Lender in meeting its other financial and loan commitments and that the damages caused thereby would be extremely difficult and impractical to ascertain. Borrower agrees (a) that an amount equal to the Late Charge (if applicable) plus the accrual of Interest at the Default Rate is a reasonable estimate of the damage to Lender in the event of a late payment, and (b) that the accrual of Interest at the Default Rate following the occurrence and during the continuance of any Event of Default is a reasonable estimate of the damage to Lender in the event of such other Event of Default, regardless of whether there has been an acceleration of the Loan. Nothing in this Note shall be construed as an obligation on the part of Lender to accept, at any time, less than the full amount then due hereunder, or as a waiver or limitation of Lender’s right to compel prompt performance.

5

9.8              Intentionally Omitted.

9.9              Costs of Collection. Borrower agrees to pay to Lender, upon written notice from Lender, all actual, out-of-pocket costs, expenses, disbursements, escrow fees, title charges, appraisal fees, and reasonable, out of pocket legal fees and expenses incurred by Lender and its counsel in connection with: (a) the collection, attempted collection, or negotiation and documentation of any settlement or workout of any payment due hereunder, and (b) any suit or proceeding whatsoever in regard to this Note or the protection or enforcement of the lien of any instrument securing this Note, including, without limitation, in connection with any litigation, mediation, arbitration, bankruptcy or administrative proceeding, and including any appellate proceeding or judicial or non-judicial foreclosure proceeding in connection therewith. This provision is separate and several and shall survive merger into judgment.

9.10          Successors and Assigns. The provisions of this Note shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of any Lender and its successors and assigns.

9.11          Use of Singular and Plural; Gender. When the identity of the parties or other circumstances make it appropriate, the singular number includes the plural, and the masculine gender includes the feminine and/or neuter.

9.12          Exhibits, Schedules and Riders. All exhibits, schedules, riders and other items attached hereto (if any) are incorporated into this Note by such attachment for all purposes.

9.13          Inconsistencies. In the event of any inconsistencies between the terms of this Note and the terms of any of the other Loan Documents related to the Loan, the terms of the Loan Agreement shall prevail.

9.14          Borrower Not Released. No delay or omission of Lender to exercise any of its rights and remedies under this Note or any other Loan Document at any time following the occurrence and during the continuance of an Event of Default shall constitute a waiver of the right of Lender to exercise such rights and remedies at a later time by reason of such Event of Default or by reason of any subsequently occurring and continuing Event of Default. The acceptance by Lender of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Lender’s right to either require prompt payment when due of all other sums payable hereunder or to declare an Event of Default for failure to make prompt payment.

9.15          Intentionally Omitted.

6

9.16          Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of Interest than permitted under state law) and that this Section 9.16 shall control every other covenant and agreement in this Note and any other Loan Documents delivered in connection herewith. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the indebtedness evidenced by this Note (“Indebtedness”), or if Lender’s exercise of the option to accelerate the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any Interest in excess of that permitted by applicable law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the Principal Balance of this Note and all other Indebtedness (or, if this Note and all other Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Indebtedness until payment in full so that the rate or amount of Interest on account of the Indebtedness does not exceed the maximum lawful rate from time to time in effect and applicable to the Indebtedness for so long as the Indebtedness is outstanding.

9.17          Severability. The parties hereto intend and believe that each provision of this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or any portion of any provision contained in this Note is held by a court of law to be invalid, illegal, unlawful, void or unenforceable as written in any respect, then it is the intent of all parties hereto that such portion or provision shall be given force to the fullest possible extent that it is legal, valid and enforceable, that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion or provision was not contained therein, and the rights, obligations and interests of Borrower and Lender under the remainder of this Note shall continue in full force and effect.

9.18          Intentionally Omitted.

10.              EXCULPATION. Any provision of this Note to the contrary notwithstanding, the limitations on liability set forth in Section 13.38 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

[Signature Page(s) to follow]

7

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first written above.

BORROWER:

BLOCK 40 HOLDCO LLC,

a Delaware limited liability company

By: /s/ Shaun A. Quin

Name: Shaun A. Quin

Title: Authorized Signatory

8